Exhibit 99.1

AAON Increases Board Size and Appoints
Robert L. Buttermore III, and Patrick J. Jermain
as Independent Directors

Appointments add deep expertise in enterprise-scale operations, global manufacturing, capital allocation, and governance as AAON continues to scale its leadership position in HVAC and mission-critical cooling markets

TULSA, Okla., July 30, 2026 – AAON, Inc. (NASDAQ: AAON), a leader in high-performing, energy-efficient HVAC solutions that bring long-term value to customers and owners, today announced the appointment of Robert L. Buttermore III, and Patrick J. Jermain to its Board of Directors, effective July 28, 2026. AAON also announced that Mr. Buttermore will serve on the Compensation Committee and Mr. Jermain will serve on the Audit Committee. The appointments follow the Board’s ongoing succession and refreshment process, which focuses on aligning director experience with the Company’s evolving strategy, scale, and long-term growth opportunities.

“AAON has entered a period where the opportunities in front of us are larger than at any point in our history,” said A.H. “Chip” McElroy II, Independent Chairman of the Board. “As we continue scaling the business, investing in capacity, and strengthening our position in high-growth markets, it is important that our Board evolves alongside the enterprise. Bob and Pat each bring decades of leadership experience within highly respected public companies and add complementary capabilities that will help guide AAON through its next chapter of growth and value creation.”

“AAON has accomplished a great deal over the last several years, but we believe the opportunity ahead is even greater,” said, Matt Tobolski, PhD, President and Chief Executive Officer. “Our focus is on building a company that continues to create value for customers while expanding our capabilities, scale, and leadership position in the markets we serve. As part of that effort, we are intentional about ensuring our Board continues to evolve alongside the business. Bob and Pat bring experience and perspective that strengthen an already strong Board and will help support our long-term strategy as we continue building for the future.”

With these appointments, AAON’s Board is even better positioned to support the Company’s long-term strategy as it continues scaling operations, investing in growth, and expanding its leadership position across commercial HVAC and mission-critical cooling markets. These appointments further strengthen the Board’s depth of experience across manufacturing, technology, finance, and governance and reinforce AAON's commitment to disciplined growth, operational excellence, and long-term shareholder value creation.

About Robert Buttermore

Robert L. Buttermore III, serves as Senior Vice President and Chief Supply Chain Officer of Rockwell Automation, one of the world’s leading industrial automation and digital transformation companies. He is responsible for Rockwell’s global manufacturing, sourcing, logistics, customer care, and trade compliance operations. Prior to his current role, he served in a variety of leadership positions spanning general management, global business leadership, Asia-Pacific operations, and commercial growth initiatives. He previously led Rockwell’s Power Control business and oversaw strategic expansion initiatives supporting industrial, semiconductor, energy, HVAC, and data center customers. He holds a bachelor’s degree in mechanical engineering from The Ohio State University.

About Patrick Jermain

Patrick J. Jermain recently retired as Executive Vice President and Chief Financial Officer of Plexus Corporation, a global manufacturing services company. During his twelve-year tenure as CFO, he helped guide the company through significant growth, portfolio transformation, capital allocation decisions, and long-term value creation initiatives. He served as a strategic advisor to the Board and executive leadership team on financial strategy, risk management, M&A evaluation, investor relations, and governance matters. Prior to Plexus, Jermain held senior finance leadership roles across several public manufacturing companies and began his career with PricewaterhouseCoopers. He earned a bachelor’s degree in accounting from Wake Forest University and a master of business administration degree from Northwestern University, Kellogg School of Management.

About AAON

Founded in 1988, AAON is a global leader in HVAC solutions for commercial, industrial and data center indoor environments. The company’s industry-leading approach to designing and manufacturing highly configurable and custom-made equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. Its highly engineered equipment is sold under the AAON and BASX brands. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.aaon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in any forward-looking statements, see “Risk Factors” and “Forward Looking Statements” in AAON’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by AAON’s Quarterly Reports on Form 10-Q, and AAON’s Current Reports on Form 8-K.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com